                                                                    Exhibit 21.1

                           LIST OF IDT'S SUBSIDIARIES

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

                                                              STATE OR OTHER
                                                              JURISDICTION OF         OWNED BY
                                                              INCORPORATION           REGISTRANT
                                                              --------------          ----------

Centaur Technology, Inc.                                      California                 100%
Clear Logic, Inc.                                             California                  36
Baccarat Coyote, Inc.                                         California                 100
Baccarat Silicon, Inc.                                        California                 100
Integrated Device Technology Asia, Ltd.                       Hong Kong                  100
IDT Asia, Ltd.                                                Hong Kong                  100
IDT Europe Limited                                            United Kingdom             100
IDT France S.A.R.L.                                           France                     100
IDT Foreign Sales Corporation                                 Barbados                   100
IDT International Holdings, Inc.                              California                 100
Integrated Device Technology, Inc.                            Cayman Islands             100
Integrated Device Technology, AB                              Sweden                     100
Integrated Device Technology, Europe, Inc.                    California                 100
Integrated Device Technology GmbH                             Germany                    100
Integrated Device Technology (Israel) Ltd.                    Israel                     100
Integrated Device Technology Italia S.r.l.                    Italy                      100
Integrated Device Technology Korea, Inc.                      Korea                      100
Integrated Device Technology (Malaysia) SDN, BHD              Malaysia                   100
Integrated Device Technology Realty Holdings, Inc.            Philippines                 40
Integrated Device Technology Holding, Inc.                    Philippines                 40
Integrated Device Technology (Philippines), Inc.              Philippines                100
Integrated Device Technology Singapore (1997) Pte. Ltd.       Singapore                  100
Nippon IDT K.K.                                               Japan                      100
Penguin Acquisition, Inc.                                     California                 100

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